NEWS
TEAM, INC.	For immediate release
P. O. Box 123	contact: Ted W. Owen
Alvin, Texas 77512	(281) 331-6154

TEAM, INC. REPORTS THIRD QUARTER RESULTS

ALVIN, TX, March 30, 2010---- Team, Inc., (NASDAQ: TISI) today reported adjusted earnings of $0.06 per diluted share on revenues of $104 million for its third quarter ended February 28, 2010. Adjusted earnings for the quarter exclude a $2.1 million pre-tax, non-routine charge associated with the recent Venezuelan currency devaluation, which was previously reported in January 2010, and a $0.5 million pre-tax, non-routine charge associated with legal and accounting costs related to an ongoing, independent investigation.  Including these non-routine costs, the Company reported a net loss for the quarter of $400 thousand, or $0.02 per share. Revenues for the current quarter were consistent with the prior year quarter.

Revenues for the nine months ended February 28, 2010 were $328 million and adjusted net income for the same period was $9.5 million ($0.49 per diluted share).  Inclusive of the non-routine charges of $4.9 million for the year to date period, net income as reported was $6.5 million ($0.34 per diluted share).

On March 18, 2010, the Company revised its current year revenue and earnings guidance, reflecting the continued weakness in customer demand. The revised guidance reflects a current revenue estimate of $450-$460 million for fiscal 2010 and adjusted earnings of $0.80-$0.90 per fully diluted share. This guidance excludes the impact of previously announced non-routine charges associated with an independent investigation and the recent Venezuelan currency devaluation.

“Due to the continuing profit pressures facing our customers, it remains a challenging market environment,” said Phil Hawk, Team’s Chairman and CEO.  “We remain confident that as spending rates return to normal levels, we are well-positioned to continue our long-term business growth.”

As previously reported, the Audit Committee has been conducting an independent investigation regarding possible violations of the U.S. Foreign Corrupt Practices Act (FCPA) in cooperation with the U.S. Department of Justice (DOJ) and the Securities and Exchange Commission (SEC).  The independent investigators reported their findings to the Audit Committee in March 2010 and the Company expects the investigation results to be communicated to the SEC and DOJ in Team’s fourth quarter.  The independent investigation supports management’s belief that any possible violations of the FCPA are limited in size and scope. The total professional costs associated with the investigation are projected to be approximately $3.0 million.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, March 31, 2010 at 8:00 a.m. Central Time (9:00 a.m. Eastern).  The call will be broadcast over the Web and can be accessed on Team’s Website, www.teamindustrialservices.com.  Individuals wishing to participate in the conference call by phone may call 877-826-1586 and use conference code 26627738.

About Team, Inc.

Headquartered in Alvin, Texas, Team, Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries.  Team offers these services in over 100 locations throughout the world.  Team’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TISI”.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended May 31, 2009 and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$104,112	$104,266	$328,341	$376,356
Operating expenses	75,593	74,312	230,940	257,208
Gross margin	28,519	29,954	97,401	119,148

Selling, general and administrative expenses	25,924	26,643	80,050	88,433
Non-routine investigation costs	532	-	2,838	-
Earnings from unconsolidated affiliates	29	159	520	834
Operating income	2,092	3,470	15,033	31,549

Foreign currency transaction (gain)/loss	2,075	(17)	2,047	(82)
Interest expense, net	667	1,158	2,197	4,048
Earnings before income taxes	(650)	2,329	10,789	27,583

Provision for income taxes	(223)	148	4,250	10,228
Net income	$(427)	$2,181	$6,539	$17,355

Earnings per common share:
Basic	$(0.02)	$0.12	$0.35	$0.92
Diluted	$(0.02)	$0.11	$0.34	$0.88

Weighted average number of shares
outstanding:
Basic	18,954	18,833	18,913	18,778
Diluted	19,621	19,637	19,491	19,821

TEAM, INC. AND SUBSIDIARIES
DIVISIONAL OPERATING RESULTS
(in thousands)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2010	2009	2010	2009
Revenues comprised of:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
TCM Division	$60,021	$56,144	$188,648	$197,525
TMS Division	44,091	48,122	139,693	178,831
	$104,112	$104,266	$328,341	$376,356

Gross margin comprised of:
TCM Division	$16,197	$14,608	$54,997	$58,141
TMS Division	12,322	15,346	42,404	61,007
	$28,519	$29,954	$97,401	$119,148

Operating income comprised of:
Field operations	$6,845	$8,511	$31,333	$46,078
Earnings from unconsolidated affiliates	29	159	520	834
Non-routine investigation costs	(532)	-	(2,838)	-
Corporate	(4,250)	(5,200)	(13,982)	(15,363)
	$2,092	$3,470	$15,033	$31,549

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION TO OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	February 28, 2010			February 28, 2010
	As Reported	Non-Routine	Adjusted	As Reported	Non-Routine	Adjusted
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$104,112	$-	$104,112	$328,341	$-	$328,341
Operating expenses	75,593	-	75,593	230,940	-	230,940
Gross margin	28,519	-	28,519	97,401	-	97,401

Selling, general and administrative expenses	25,924	-	25,924	80,050	-	80,050
Non-routine investigation costs	532	(532)	-	2,838	(2,838)	-
Earnings from unconsolidated affiliates	29	-	29	520	-	520
Operating income	2,092	532	2,624	15,033	2,838	17,871

Foreign currency transaction (gain)/loss	2,075	(2,075)	-	2,047	(2,047)	-
Interest expense, net	667	-	667	2,197	-	2,197
Earnings before income taxes	(650)	2,607	1,957	10,789	4,885	15,674

Provision for income taxes	(223)	1,027	804	4,250	1,925	6,175
Net income	$(427)	$1,580	$1,153	$6,539	$2,960	$9,499

Earnings per common share:
Basic	$(0.02)	$0.08	$0.06	$0.35	$0.16	$0.50
Diluted	$(0.02)	$0.08	$0.06	$0.34	$0.15	$0.49

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
FEBRUARY 28, 2010 AND  MAY 31, 2009
(in thousands)

	February 28,	May 31,
	2010	2009
	(unaudited)

Current assets	$143,861	$156,637

Property, plant and equipment, net	56,417	59,582

Other non-current assets	60,558	59,702

Total assets	$260,836	$275,921

Current liabilities	$35,585	$46,792

Long term debt net of current maturities	57,680	76,689

Other non-current liabilities	8,669	5,939

Stockholders' equity	158,902	146,501

Total liabilities and stockholders' equity	$260,836	$275,921